EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Telenetics Corporation

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 9, 2000, except as to the last paragraph of Note 15, which is as of April 13, 2000, relating to the financial statements of Telenetics Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

We also consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 23, 2000, relating to the financial statements of eflex Wireless, Inc. appearing in the Company's Current Report on Form 8-K/A No. 1 filed with the Securities and Exchange Commission on March 22, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                             /s/ BDO SEIDMAN, LLP
                                             ------------------------------
                                             BDO SEIDMAN, LLP

Orange County, California
March 20, 2001

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